Exhibit 99.1

FTI Consulting, Inc.

555 12th Street NW

Washington, DC

20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Announces Increase of Senior Secured Revolving Line of Credit to $900.0 Million and

Extension of Maturity Date to November 21, 2027

Washington, D.C., Nov. 21, 2022 — FTI Consulting, Inc. (NYSE: FCN) today announced that it has entered into the second amendment and restatement of its senior secured revolving credit facility (the “Second Amended and Restated Credit Agreement”). The Second Amended and Restated Credit Agreement increases the revolving line of credit from $550.0 million to $900.0 million, extends the maturity date from November 30, 2023 to November 21, 2027, replaces USD LIBOR with, at the Company’s option, Term SOFR and Daily Simple SOFR, GBP LIBOR with SONIA, and EUR LIBOR with EURIBOR, and amends certain financial, investment, restricted payment, debt and other covenants to provide the Company with more financial flexibility. BofA Securities Inc., JP Morgan Chase Bank, N.A., HSBC Securities (USA) Inc. and Truist Securities, Inc. acted as joint lead arrangers and joint book managers. The Second Amended and Restated Credit Agreement further provides that, upon the consent of the Company and the Required Lenders (as defined therein), the Second Amended and Restated Credit Agreement may be amended, at the Company’s election, to include pricing adjustments based on certain Environmental, Social and Governance (ESG)-related Key Performance Indicators to be established by the Company in consultation with the Sustainability Coordinator (as defined therein). Borrowings under the Second Amended and Restated Credit Agreement may be used to finance working capital and for capital expenditures, other general corporate purposes, permitted acquisitions and other investments.

Ajay Sabherwal, Chief Financial Officer and Treasurer of FTI Consulting, commented, “I would like to thank both our existing lenders and new participants for their confidence in FTI Consulting and our business objectives by committing to this expanded facility in a turbulent market. It is a testimonial to the resilient and growing business that our professionals have built.”

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political & regulatory, reputational and transactional. With more than 7,500 employees located in 31 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges and make the most of opportunities. The Company generated $2.78 billion in revenues during fiscal year 2021. More information can be found at www.fticonsulting.com.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve uncertainties and risks. Forward-looking statements include statements concerning our plans, initiatives, projections, prospects, policies and practices, objectives, goals, commitments, strategies, future events, future revenues, future results and performance, future capital allocations and expenditures, expectations, plans or intentions relating to acquisitions, share repurchases and other matters, business trends, new, or changes to, laws and regulations, including U.S. and foreign tax laws, environmental, social and governance (ESG)-related issues, climate change-related matters, scientific or technological developments, and other information that is not historical. When used in this press release, words such “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “commits,” “aspires,” “forecasts,” “future,” “goal,” “seeks” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our expectations at the time we make them and various assumptions. Our plans, estimates, forecasts, intentions, aspirations, beliefs or expectations are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s plans, estimates, forecasts, intentions, aspirations, beliefs or expectations will be achieved, and actual events or results may differ materially. Factors that could cause such differences include fluctuations in the price per share of our common stock, adverse financial, real estate or other market and general economic conditions, and other future events, which could impact each of our segments differently and could be outside of our control, the pace and timing of the consummation and integration of future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients, new laws and regulations, or changes thereto, and other risks described under the heading “Item 1A, Risk Factors” in the FTI Consulting’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

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